EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-165225 on Form S-8 of our report dated February 26, 2016, relating to the consolidated financial statements of NCI, Inc. and its subsidiaries appearing in this Form 10-K of NCI, Inc. for the year ended December 31, 2015.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia

February 26, 2016